Shareholder Relations NEWS RELEASE
288 Union Street, Rockland, MA 02370

Contact:

Christopher Oddleifson

President and Chief Executive Officer

(781) 982-6660

Denis K. Sheahan

Chief Financial Officer

(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP.
ANNOUNCES QUARTERLY DIVIDEND

Rockland, MA (September 15, 2011) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.19 per share dividend which will be payable on October 7, 2011, to stockholders of record as of the close of business on September 26, 2011.

Independent Bank Corp., which has Rockland Trust Company as a wholly owned bank subsidiary, currently has approximately $4.8 billion in assets. Rockland Trust provides a wide range of consumer, business, investment, and insurance products and services. Rockland Trust Company is a full-service community bank serving Eastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.

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